Exhibit 10.129

DIRECTOR FORM

AMERICAN AIRLINES GROUP INC.

2013 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT (STOCK-SETTLED) AWARD GRANT NOTICE

American Airlines Group Inc. (the “Company”), pursuant to its 2013 Incentive Award Plan (the “Plan”), grants to Participant, as identified below, a Restricted Stock Unit Award covering the number of Restricted Stock Units (the “Restricted Stock Units”) below (the “Award”). The Award consists of a Restricted Stock Unit (Stock-Settled) Award Agreement (the “Award Agreement”) and this Grant Notice. The Award is subject to all of the terms and conditions in this Grant Notice, the Award Agreement and the Plan.

Participant:

Date of Grant:                 , 20

Number of Restricted Stock Units:

VESTING SCHEDULE: Subject to acceleration as described in Section 2 of the Award Agreement, and if Participant has not experienced a separation from service as a Non-Employee Director prior to the applicable vesting date, then the Restricted Stock Units shall vest as follows: [alternate vesting schedules permissible]

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ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By accepting the Award, Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that this Grant Notice, the Award Agreement, and the Plan contain the entire understanding between Participant and the Company about the Award of the Restricted Stock Units and the Common Stock subject to the Restricted Stock Units and supersede all prior oral and written agreements on that subject except (i) awards previously granted to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS: [None or list agreements]

AMERICAN AIRLINES GROUP INC.

2013 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT (STOCK-SETTLED) AWARD AGREEMENT

Pursuant to the Restricted Stock Unit (Stock-Settled) Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit (Stock-Settled) Award Agreement (“Award Agreement”), American Airlines Group Inc. (the “Company”) has awarded Participant a Restricted Stock Unit Award under its 2013 Incentive Award Plan (the “Plan”) for the number of Restricted Stock Units (“Restricted Stock Units”) indicated in the Grant Notice (collectively, the “Award”). Terms not defined in this Award Agreement but defined in the Plan have the same definitions as in the Plan.

The details of Participant’s Award are as follows:

1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK. The number of Restricted Stock Units subject to Participant’s Award is stated in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Common Stock”). The number of Restricted Stock Units subject to Participant’s Award and the number of shares of Common Stock deliverable with respect to the Restricted Stock Units are subject to capitalization adjustments as described in Section 14.2 of the Plan.

2. VESTING. The Restricted Stock Units shall vest, if at all, as provided in the vesting schedule in the Grant Notice; provided, however, that:

(a) except as provided in Section 2(b) below, vesting shall cease upon Participant’s separation from service as a Non-Employee Director with the Company and all Affiliates; and

(b) vesting of all Restricted Stock Units shall be fully accelerated (i) if Participant’s service with the Company or an Affiliate terminates because of Participant’s death or Disability, or (ii) in the event of a Change in Control that occurs after the Date of Grant while Participant is in service with the Company or an Affiliate.

For purposes of this Award Agreement and the Award, Disability shall mean “Disability” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder. The Administrator shall determine whether a Disability exists and the determination shall be conclusive.

3. DIVIDENDS. Participant will be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Restricted Stock Units subject to Participant’s Award; provided that if any dividends or distributions are paid in shares, those shares will be converted into additional Restricted Stock Units covered by the Award; and further provided that the additional Restricted Stock Units will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the other Restricted Stock Units upon which the dividends or distributions were paid and Common Stock subject to Participant’s Award. Any cash dividends paid with respect to Participant’s Award will be paid at the same time that dividends are paid to the Company’s shareholders.

4. PAYMENT. The Award was granted in consideration of Participant’s services to the Company. Subject to Section 10 below, Participant will not be required to make any payment to the Company (other than Participant’s past and future services to the Company) with respect to Participant’s receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock subject to the Restricted Stock Units, other than any required Applicable Withholding Taxes. For purposes of this Award Agreement and the Award, “Applicable Withholding Taxes” shall mean the aggregate amount of federal, state, and local income and employment taxes (if any) that the Company is required to withhold in connection with the Award.

5. DELIVERY OF SHARES. Subject to Section 10 below, Participant’s vested Restricted Stock Units shall be converted into shares of Common Stock, and the Company will deliver to a broker designated by the Company (the “Designated Broker”), on Participant’s behalf, a number of shares of Common Stock equal to the number of vested shares subject to Participant’s Award, on the applicable vesting date. The Company shall determine the form of delivery of the shares of Common Stock subject to Participant’s Award.

6. COMPLIANCE WITH APPLICABLE LAW. Participant will not be issued any shares of Common Stock under Participant’s Award unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that the issuance would be exempt from the registration requirements of the Securities Act. Participant’s Award is also subject to the provisions of Section 12.4 of the Plan on compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the Common Stock is listed or traded.

7. TRANSFER RESTRICTIONS. Before the shares of Common Stock subject to Participant’s Award have been delivered to Participant, Participant may not transfer, pledge, sell, or otherwise dispose of the shares. For example, Participant may not use shares of Common Stock that may be issued in respect of Participant’s Restricted Stock Units as security for a loan, and Participant may not transfer, pledge, sell, or otherwise dispose of the shares. This restriction on transfer will lapse upon delivery to Participant of shares of Common Stock in respect of Participant’s vested Restricted Stock Units. Participant’s Award is not transferable, except by will or by the laws of descent and distribution.

8. AWARD NOT A SERVICE CONTRACT. Participant’s Award is not an employment or service contract, and nothing in Participant’s Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue Participant’s service. In addition, nothing in Participant’s Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that Participant might have as a Non-Employee Director or other Eligible Individual of the Company or any Affiliate.

9. UNSECURED OBLIGATION. Participant’s Award is unfunded, and even as a holder of vested Restricted Stock Units, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Common Stock pursuant to this Award Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Award Agreement until the Common Stock is issued to Participant. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) At the time Participant becomes entitled to receive a distribution of shares of Common Stock pursuant to Participant’s Award, Participant authorizes the delivery of the shares to the Designated Broker (as defined in Section 5) with instructions to (i) sell shares sufficient to satisfy the Applicable Withholding Taxes which arise in connection with such distribution, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the Applicable Withholding Taxes, shall submit cash, check or its equivalent to the Company sufficient to satisfy any remaining Applicable Withholding Taxes.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver any shares of Common Stock on Participant’s behalf pursuant to Participant’s Award.

11. NOTICES. Any notices provided for in Participant’s Award or the Plan shall be given in the manner designated by the Company and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Participant via United States mail, postage prepaid, addressed to Participant at the last address Participant provided to the Company, five days after such notice is deposited.

12. MISCELLANEOUS.

(a) The Company’s rights and obligations with respect to Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all of Participant’s covenants and agreements shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the Company’s sole determination to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing and accepting this Award Agreement, and fully understands all provisions of this Award Agreement.

(d) This Award Agreement will be subject to all applicable laws, rules, and regulations, and to any required governmental agency or national securities exchange approvals.

(e) The Company’s obligations under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the Company’s business and/or assets.

13. DATA PRIVACY WAIVER. By accepting the Award, Participant hereby agrees and consents to:

(a) the collection, use, processing, and transfer by the Company of certain personal information about Participant (the “Data”);

(b) any members of the Company transferring Data amongst themselves for the purposes of implementing, administering, and managing the Plan;

(c) the use of such Data by any such person for such purposes; and

(d) the transfer to, and retention of, such Data by third parties in connection with such purposes.

For the purposes of this section, “Data” means Participant’s name, home address and telephone number, date of birth, other information regarding Participant’s service relationship, any tax or other identification number, and details of all rights to acquire Common Stock granted to Participant and of Common Stock issued or transferred to Participant pursuant to the Plan.

14. HEADINGS. This Award Agreement’s section headings are for convenience only and shall not constitute a part of this Award Agreement or affect this Award Agreement’s meaning.

15. SEVERABILITY. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, then that shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any section of this Award Agreement (or part of a section) declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of the section (or part of a section) to the fullest extent possible while remaining lawful and valid.

16. GOVERNING PLAN DOCUMENT. Participant’s Award is subject to all the provisions of the Plan, the provisions of which are made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules, and regulations which may be promulgated and adopted under the Plan. If there is a conflict between the provisions of Participant’s Award and those of the Plan, then the provisions of the Plan shall control.

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